UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2022

Qualigen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2042 Corte Del Nogal, Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

(760) 918-9165

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	QLGN	The Nasdaq Capital Market of The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 26, 2022, Qualigen Therapeutics, Inc. (the “Company”) closed its previously-announced transaction with NanoSynex Ltd. (“NanoSynex”) under the Series B Preferred Share Purchase Agreement, dated April 29, 2022, pursuant to which the Company acquired 381,786 newly authorized Series B preferred shares of NanoSynex, nominal value NIS 0.01 per share, for a total purchase price of $600,000.

As a condition to the closing with NanoSynex, the Company entered into a Master Agreement for the Operational and Technological Funding of NanoSynex (the “Funding Agreement”), on May 26, 2022, pursuant to which the Company has agreed to fund NanoSynex up to an aggregate of approximately $10.4 million over the next three years, subject to NanoSynex’s achievement of certain performance milestones specified in the Funding Agreement and the satisfaction of other terms and conditions described in the Funding Agreement.

The Company will receive in exchange for any payment made to NanoSynex under the Funding Agreement one or more promissory notes (which may contain convertible features) with a face value equal to the amount paid by the Company to NanoSynex upon satisfaction of the applicable performance milestones. Any promissory notes issued to the Company by NanoSynex under the Funding Agreement will bear interest at a rate of 9.00% per annum on the principal balance from time to time outstanding under the promissory note. The principal and interest under any promissory note issued to the Company under the Funding Agreement will be due and payable upon the sooner to occur of: (i) five years from the date of the particular promissory note; (ii) the acquisition by any person or entity of all or substantially all of the share capital of NanoSynex, through share purchase, issuance of shares or merger of NanoSynex or the purchase of all or substantially all of the assets of NanoSynex; or (iii) the initial public offering of NanoSynex. If at any time, the Company’s ownership of the share capital of NanoSynex on an issued and outstanding basis falls or is reasonably expected to fall below 50.1%, solely as a result of the exercise of existing or future options (or an equivalent instrument) or as a result of issuance of restricted, shares, restricted stock units (or an equivalent instruments), the Company, in its sole discretion, may elect to convert all or any portion of the outstanding principal amount of any promissory note into shares of NanoSynex’s most senior class of preferred shares existing immediately prior to such conversion, subject to the terms and conditions described in the promissory notes so that, following such conversion, the Company will regain 50.1% ownership of NanoSynex’s issued and outstanding share capital.

The foregoing description of the Funding Agreement and the promissory notes that may be issued pursuant to the Funding Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Funding Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Also on May 26, 2022, the Company closed its previously-announced transaction with Alpha Capital Anstalt (“Alpha”) under the Share Purchase Agreement, dated April 29, 2022, pursuant to which the Company acquired 2,232,861 Series A-1 preferred shares of NanoSynex, nominal value NIS 0.01 each, from Alpha in exchange for 3,500,000 shares of Company common stock and a pre-funded common stock purchase warrant to purchase 3,314,641 shares of Company common stock (the “pre-funded warrant”), based on the Company’s closing stock price on Nasdaq on May 25, 2022. The pre-funded warrant issued to Alpha may be exercised by Alpha or its assigns, in whole or in part, at any time after May 26, 2022, subject to limitations on beneficial ownership set forth therein, and until the pre-funded warrant has been exercised in full, at an exercise price of $0.001 per share.

The foregoing description of the pre-funded warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the pre-funded warrant, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The issuance to Alpha of the 3,500,000 shares of Company common stock and the pre-funded warrant was undertaken in reliance upon the exemption from registration described in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01 Regulation FD Disclosure.

On June 2, 2022, the Company issued a press release announcing the closing of the transactions with NanoSynex and Alpha, pursuant to which the Company has acquired a majority stake in NanoSynex. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Such exhibit and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Master Agreement for the Operational and Technological Funding of NanoSynex between Qualigen Therapeutics, Inc. and NanoSynex Ltd., dated May 26, 2022

10.2	Pre-Funded Common Stock Purchase Warrant issued by the Company in favor of Alpha Capital Anstalt, dated May 26, 2022

99.1	Press Release dated June 2, 2022 issued by Qualigen Therapeutics, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALIGEN THERAPEUTICS, INC.

Date: June 2, 2022	By:	/s/ Michael S. Poirier
Michael S. Poirier, Chairman and Chief Executive Officer